Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (“Registration Statement”) of American Beacon Funds of our reports each dated August 24, 2018, relating to the financial statements and financial highlights, which appears in American Beacon Alpha Quant Core Fund’s, American Beacon Alpha Quant Dividend Fund’s, American Beacon Alpha Quant Quality Fund’s, American Beacon Alpha Quant Value Fund’s, American Beacon Shapiro Equity Opportunities Fund’s, American Beacon Shapiro SMID Cap Equity Fund’s, American Beacon ARK Transformational Innovation Fund’s, and American Beacon TwentyFour Strategic Income Fund’s, (eight of the series constituting American Beacon Funds) Annual Report on Form N-CSR for the periods ended June 30, 2018.  We also consent to the references to us under the headings “Financial Statements”, “Disclosure of Portfolio Holdings”, “Other Service Providers” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 22, 2018